Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated July 27, 2016, relating to the financial statements which appear in the May 31, 2016 Annual Report to Shareholders of the Diversified Real Asset Income Fund. We also consent to the reference to us under the heading “Experts,” “Appointment of the Independent Registered Public Accounting Firm for Target Fund,” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 15, 2017